Total Est. Loss: $0.00
Forecasted Losses Report
Date: 4/4/2005 12:31:23 PM Deal Number: SASCO 2005-NC1 Report As of: 2/28/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Est. Loss
Page 1 of 1 ( records returned)
Forecasted Losses Report
Date: 4/4/2005 12:31:23 PM Deal Number: SASCO 2005-NC1 Report As of: 2/28/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Est. Loss
Page 1 of 1 ( records returned)